EXHIBIT 10.5

DOMAIN NAME ASSIGNMENT AGREEMENT

WHEREAS Mark Bruk, a Canadian resident having a principal place of residence at Suite 302, 738 Broughton Street, Vancouver, British Columbia, Canada V6G3A7 (“Transferor”), has adopted, used and registered with an InterNIC domain name registrar the following domains:

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Kunekt.com

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Kunekt.net

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Kunekt.org

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Kunect.com

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Kunect.net

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Kunect.org

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Cunekt.com

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Cunekt.net

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Cunekt.org

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Cunect.com

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Cunect.net

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Cunect.org

AND WHEREAS, Kunekt Corporation, a Nevada corporation having a principal place of business at 112 North Curry Street, Carson City, Nevada, USA 89703 (“Transferee”), is desirous of acquiring the rights, title and interest in and to the Domain Names and the registrations thereof.

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, Transferor hereby agrees to transfer and assign to Transferee all of Transferor's rights, title and interest in and to the Domain Names and the registration thereof.

FURTHERMORE, Transferor and Transferee agree as follows:

1.

Transferor agrees to transfer the Domain Names to the Transferee for consideration of US$1 (one dollar US funds).

2.

Transferor agrees to cooperate with Transferee and to follow Transferee's instructions in order to effectuate the transfer of the Domain Name registration in a timely manner. Specifically, Transferor agrees to prepare and transmit the necessary InterNIC Registrant Name Change Agreement and/or to correspond with InterNIC to authorize transfer of the Domain Names.

3.

Transferor warrants and represents that:

a.

Transferor has unencumbered rights in the Domain Names;

b.

Transferor properly registered the Domain Names with an InterNIC domain name registrar without committing fraud or misrepresentation;

c.

Transferor has the authority to transfer the Domain Names;

d.

Transferor has not received any claim from a third party that the use of the Domain Names, or any one or more of the Domain Names, violates the rights of such third party;

e.

Transferor has not used the Domain Names for any illegal purpose; and

f.

to the best of Transferor's knowledge, the use of the Domain Names, or any one or more of the Domain Names, does not infringe the rights of any third party in any jurisdiction.

4.

If the Transferee changes it name from Kunekt Corporation, all rights in and to the Domain Names revert back to the Transferor under the same terms and conditions as set out in Section 1, 2 and 3.

5.

This agreement is governed by the internal substantive laws of the Province of British Columbia. If any provision of this agreement is found to be invalid by any court having competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions of this agreement, which shall remain in full force and effect. No waiver of any term of this agreement shall be deemed a further or continuing waiver of such term or any other term. This agreement constitutes the entire agreement between the Transferor and Transferee with respect to this transaction. Any changes to this agreement must be made in writing, signed by an authorized representative of both parties.

6.

This agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

TRANSFEROR

Signed: /s/ MARK BRUK

Name: Mark Bruk

Date: June 16, 2008

TRANSFEREE

Signed: /s/ MARK BRUK

Name: Mark Bruk

Title: President

Date: June 16, 2008